                                                                       EXHIBIT 1


                 EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

                SCHEDULE OF WEIGHTED AVERAGE SHARES OUTSTANDING


                                                Three Months Ended              Six Months Ended
                                                   February 28,                   February 28,
                                                -------------------------------------------------
                                                1995         1994              1995          1994
                                                ----         ----              ----          ----
 Weighted average shares of common stock      6,049,500    5,735,000          5,916,100     5,705,600

 Impact of dilutive stock options of
 358,000 and 469,900 as of February 28,
 1995 and 1994, respectively . . . . . .        120,500      360,600            237,700       339,400
                                              ---------    ---------         ----------    ----------


 Weighted average shares of common stock
                                              6,170,000    6,095,600          6,153,800     6,045,000
                                              =========    =========          =========     =========